Exhibit 99.1

F i n i s a r

FOR IMMEDIATE RELEASE-

Contact:
Ed Lamb
Investor Relations
Finisar
1-408-542-5050
investor.relations@finisar.com

VantagePoint Venture Partners Acquires Shares of Finisar from Infineon

SUNNYVALE, Calif., April 18, 2005/Market Wire—Finisar Corporation (Nasdaq: FNSR), a leading provider of fiber optic subsystems and network test and monitoring solutions, announced today that VantagePoint Venture Partners has purchased from Infineon Technologies AG all 34 million shares of Finisar common stock that had been issued by Finisar to Infineon on January 31, 2005 in connection with Finisar’s acquisition of Infineon’s optical transceiver product lines. In addition, Finisar announced that it had entered into an agreement with VantagePoint under which Finisar has agreed to use its reasonable best efforts to elect a nominee of VantagePoint to the Finisar Board of Directors, provided that the nominee is reasonably acceptable to the Board’s Nominating and Corporate Governance Committee as well as the full Board.

“VantagePoint’s investment in Finisar underscores our belief that Finisar is well positioned to thrive and prosper as the fiber optics market continues to consolidate. This investment is consistent with VantagePoint’s active multi-stage investment strategy and leverages our expertise in fiber optic and networking technology. We look forward to working with the Company’s management on the future of Finisar,” said David C. Fries, Managing Director, VantagePoint Venture Partners.

Finisar will file an amendment to a pending registration statement on Form S-3 to modify the plan of distribution described therein to provide for the future resale of the registered shares by VantagePoint and certain distributees of VantagePoint, rather than by Infineon.

About Finisar
Finisar Corporation is a technology leader for fiber optic subsystems and network performance test systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet Local Area Networks (LANs), Fibre Channel Storage Area Networks (SANs), and Metropolitan Area Networks (MANs) using Fibre Channel, IP and SONET/SDH protocols. The Company’s headquarters is in Sunnyvale, California, USA. www.finisar.com

About VantagePoint Venture Partners
VantagePoint Venture Partners is among the most active and successful venture firms in the world with more than $2.8 billion of capital under management. The Firm invests exclusively in technology driven companies and is organized around deep expertise and resources in five principal areas of interest: Semiconductors, Software and Internet, Communications and Systems, Healthcare, and CleanTech. VantagePoint is a multi-stage investor, investing in high growth businesses at all stages of development. The Firm believes in applying an active, hands-on and team oriented approach to businesses not only at the traditional early stage, but throughout a company’s progression to scale. The Firm supports each of its portfolio companies with the resources of a dedicated team of VantagePoint professionals able to contribute a blend of company building, technology, operations, marketing, and corporate finance expertise. www.vpvp.com

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Finisar’s expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Finisar and VantagePoint as of the date hereof, and Finisar and VantagePoint assume no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected.

VantagePoint Venture Partners Acquires Shares of Finisar from Infineon

These risks include those associated with the rapidly evolving markets for Finisar’s products and uncertainty regarding the development of these markets; Finisar’s historical dependence on sales to a limited number of customers and fluctuations in the mix of customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; intensive competition; and potential problems related to the assimilation and integration of the operations, technologies and products of several recently acquired companies and product lines including I-TECH acquired in April 2005, the assets of Data Transit Corporation acquired in August 2004, the assets related to the transceiver product lines of the Fiber Optics Business Unit of Infineon Technologies AG acquired in January 2005 and the pending acquisition of InterSAN, Inc. Other risks relating to Finisar’s business are set forth in Finisar’s Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission.

# # #